UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)

[x] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2024

or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ______________

Commission file number 000-15303

HST GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	73-1215433
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

509 Old Great Neck Rd Suite 105 Virginia Beach VA,	23454
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 800-961-4750

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None		None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of Class)

(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.	Yes [ ] No [x]
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.	Yes [ ] No [x]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.	Yes [x] No [ ]
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).	Yes [x] No [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [x]	Smaller reporting company [x]
	Emerging growth Company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Ex-change Act.	[ ]
Indicate by check mark whether the registrant has filed a report on and attestation to its management's assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report.	[ ]
If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements.	[ ]
Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant's executive officers during the relevant recovery period pursuant to §240.10D-1(b).	[ ]
Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act).	Yes [ ] No [x]
State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant's most recently completed second fiscal quarter.	$1,975,156
As of December 31, 2024 the number of shares of the registrant's common stock outstanding was	47,771,382 Shares

TABLE OF CONTENTS

Part I

PART I

ITEM 1. BUSINESS

A. BUSINESS DEVELOPMENT

On April 24, 2024, HST Global, Inc., a Nevada Corporation (the "Company") entered into a Reorganization and Stock Purchase Agreement (the "Reorganization Agreement") by and among HP Auto Fund LLP ("HPAF"), HST Global Holdings, LLC ("HGHI"), Ron Howell ("Howell") and The Health Network, Inc. ("Health Network"). Howell and Health Network were the principal shareholders of the Company. Effective April 26, 2024, the parties closed the Reorganization Agreement. As part of the transaction, Howell and Health Network, the then majority shareholders of the Company delivered 1,634,738 shares of common stock of the Company to each of HPAF and HGHI. In addition, the Company issued to each of HPAF and HGHI 18,156,322 shares of newly-issued common stock, which, together with the transferred shares, represented approximately 95% of the outstanding equity of the Company. Further, as part of the transaction, Howell agreed to cancel $625,005 in debt obligations previously owed to Howell. As a consequence, immediately subsequent to the close of the Reorganization Agreement, the Company has 41,561,226 shares of common stock outstanding. Also as part of the reorganization, the Company had anticipated undertaking a 1 for 10 reverse stock split of its outstanding shares effective upon approval by FINRA but the Company has subsequently elected to not pursue the reverse stock split.

HST Global, Inc., a Nevada Corporation ("HSTC") has initiated new business developments since our last annual report on Form 10-K.

In April of 2024, HSTC formed the Virginia LLC, Fractional.Travel LLC. Fractional.Travel LLC, aims to enhance luxury travel through innovative services provided to supplement the fractional jet ownership market. Initially, to be nestled along the vibrant East Coast of the United States, HSTC will pioneer an unparalleled approach to upgrading the experience of regional travel opulence. HSTC will specialize in offerings of access to an elite collection of luxury Mercedes Sprinter Vans, state-of-the-art turboprop aircraft, and other modes of recreational travel. The mission is to seamlessly integrate with the lifestyle of nationwide fractional jet owners or aspirees, providing an extension to their luxury travel options on a local scale. Fractional.Travel LLC operates as a high-end vehicle rental and charter transportation company management and development service, offering consulting and management and marketing for chauffeured or self-driven use of luxury Mercedes Sprinter Vans on a fractional-use basis to private individuals and businesses.

On August 27, 2024, HSTC entered into a Trademarks, Tradenames and URLs Purchase Agreement among HSTC, Mow Trim Blow Franchising, Inc., Mow Trim Blow LLC and Mow Trim Blow Incorporated, pursuant to which HSTC acquired the tradenames, trademarks and URLs Mow Trim Blow.com, DemiFare.com, MosquitoBlasters.com, JetSeg.com, TruMulch.com, ShrubTrimmers.com, Trex-Decks.com and MTBGarageDoorRepair.com. HSTC acquired the Assets in consideration for 1,210,156 shares of restricted common stock.

On October 2, 2024, HSTC entered into a Membership Interest Purchase Agreement with Amnion LLC, a Virginia limited liability company, pursuant to which HSTC acquired all of the membership interests in Amnion LLC. The acquisition allowed HSTC to enhance its business portfolio by integrating Amnion LLC's assets and operations into its strategic growth initiatives.

On October 29, 2024, the parties entered into an Amendment to the Membership Interest Purchase Agreement. Pursuant to the Amendment:

1. The vesting schedule based on revenue thresholds was eliminated, and all 5,000,000 shares of restricted common stock issued in connection with the transaction became fully vested as of the closing date.

2. The contingency requiring the Company to raise a $1,000,000 investment in Amnion LLC within six months of closing was removed.

3. The Company agreed to cooperate with Sellers' efforts to remove the restrictive legends from the issued stock upon request, subject to applicable regulations.

B. FINANCIAL INFORMATION ABOUT SEGMENTS

As defined by generally accepted accounting principles ("GAAP"), we do not have any segments separate and apart from our business as a whole. Accordingly, there are no measures of revenue from external customers, profit and loss, or total assets aside from what is reported in the Financial Statements attached to this Form 10-K.

C. BUSINESS OF HSTC

HSTC was founded as an integrated health and wellness biotechnology company with a plan to develop and /or acquire a network of wellness centers worldwide that would be primarily focused on the homeopathic and alternative treatment of late stage cancer. HSTC has transitioned from this initial plan and is now a dynamic public holding company, strategically focused on the intersection of the Healthcare, Software, and Transportation industries. With a commitment to innovation and excellence, HST Global specializes in identifying potential investment opportunities and spearheading ventures within these critical sectors.

Core Industries

•*Healthcare*: HST Global seeks to invest in companies that are at the forefront of medical technology, healthcare services, and solutions that enhance patient care and improve clinical outcomes.

•*Software*: Recognizing the transformative power of technology, HSTC seeks to fund and develop cutting-edge software solutions that drive efficiency, productivity, and growth across various industries.

•*Transportation*: With an eye on the future, HSTC is involved in ventures that revolutionize how goods and people move, focusing on sustainable and intelligent transportation systems.

Investment Philosophy

HSTC's investment philosophy centers on creating value through strategic acquisitions and the nurturing of innovative ideas into successful business ventures. By leveraging its industry insight and operational expertise, HSTC aims to generate sustainable earnings growth and long-term value for its shareholders.

ITEM 1A. RISK FACTORS

Not required by smaller reporting companies.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

HSTC's executive offices are located at 509 Old Great Neck Road Suite 105 Virginia Beach, VA 23454. We are currently occupying the space at no cost.

ITEM 3. LEGAL PROCEEDINGS

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable to HSTC.

PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is quoted in United States markets on the Over-The-Counter Bulletin Boards ("OTC BB"), under the symbol "HSTC.OB." There is no assurance that the common stock will continue to be traded on the OTC BB or that any liquidity exists for our shareholders.

Penny Stock Regulations

Our common stock is quoted in United States markets on the OTC BB under the symbol "HSTC.OB." The sale price of our common stock has been reported as low as $0.001 per share. As such, HSTC's common stock may be subject to provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock rule."

Section 15(g) sets forth certain requirements for transactions in penny stocks, and Rule 15g-9(d) incorporates the definition of "penny stock" that is found in Rule 3a51-1 of the Exchange Act. The Securities and Exchange Commission ("SEC") generally defines "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. As long as HSTC's common stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

Dividends

HSTC has not issued any dividends on its common stock to date and does not intend to issue any dividends on the common stock in the near future. We currently intend to use all profits to further the growth and development of HSTC.

Number of Shares Outstanding

As of December 31, 2024, HSTC had 200,000,000 shares of common stock authorized with 47,771,382 issued and outstanding. These shares were held by approximately 608 shareholders of record. HSTC has 10,000,000 shares of preferred stock authorized with no shares issued or outstanding.

Recent Sales of Unregistered Securities

Effective April 26, 2024, HSTC issued to each of HP Auto Fund LLC and HST Global Holdings LLC 18,156,322 shares of newly-issued common stock HSTC as part of the reorganization.

On August 27, 2024, HSTC entered into a Trademarks, Tradenames and URLs Purchase Agreement among HSTC, Mow Trim Blow Franchising, Inc., Mow Trim Blow LLC and Mow Trim Blow Incorporated, pursuant to which HSTC acquired the tradenames, trademarks and URLs Mow Trim Blow.com, DemiFare.com, MosquitoBlasters.com, JetSeg.com, TruMulch.com, ShrubTrimmers.com, Trex-Decks.com and MTBGarageDoorRepair.com (the "Assets"). HSTC acquired the Assets in consideration for 1,210,156 shares of restricted common stock.

In connection with the acquisition of Amnion LLC on October 2, 2024, HSTC issued 5,000,000 shares of restricted common stock. The restricted stock will vest upon the achievement of revenue milestones as outlined in the acquisition agreement, with resale restrictions for one year following the date of issuance.

In connection with the acquisition of Amnion LLC on October 2, 2024, HSTC issued 5,000,000 shares of restricted common stock.

As amended on October 29, 2024, the shares became fully vested immediately upon closing, with no revenue milestones required. The requirement for HSTC to obtain a $1,000,000 investment in Amnion LLC within six months was also removed.

HSTC has agreed to cooperate with the Sellers in the removal of stock legends as permitted by applicable securities laws.

Purchases of Equity Securities

None.

ITEM 6. SELECTED FINANCIAL DATA

Not required by smaller reporting companies.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

Statements about our future expectations are "*forward-looking statements*" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. When used herein, the words "may," "will," "should," "anticipate," "believe," "appear," "intend," "plan," "expect," "estimate," "approximate," and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties inherent in our business, including those set forth under the caption "*Risk Factors*" in other filings with the SEC, and are subject to change at any time. Our actual results could differ materially

from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Overview

HSTC was founded as an integrated health and wellness biotechnology company with a plan to develop and /or acquire a network of wellness centers worldwide that would be primarily focused on the homeopathic and alternative treatment of late-stage cancer.

To date HSTC has unable to initiate our original business plan. HSTC has transitioned from this initial plan and is now a dynamic public holding company, strategically focused on the intersection of the Healthcare, Software, and Transportation industries. With a commitment to innovation and excellence, HST Global specializes in identifying potential investment opportunities and spearheading ventures within these critical sectors.

Change in Control

On April 24, 2024, HSTC entered into a Reorganization and Stock Purchase Agreement (the "Reorganization Agreement") by and among HP Auto Fund LLP ("HPAF"), HST Global Holdings, LLC ("HGHI"), HST Global, Inc. ("HSTC"), Ron Howell ("Howell") and The Health Network, Inc. ("Health Network"). Howell and Health Network were the principal shareholders of HSTI. Effective April 26, 2024, the parties closed the Reorganization Agreement. As part of the transaction, Howell and Health Network, the then majority shareholders of HSTC (the "HSTC Shareholders") delivered 1,634,738 shares of common stock of HSTC to each of HPAF and HGHI. In addition, HSTC issued to each of HPAF and HGHI 18,156,322 shares of newly-issued common stock, which, together with the transferred shares, represented approximately 95% of the outstanding equity of HSTC. Further, as part of the transaction, Howell agreed to cancel $624,807.64 in debt obligations previously owed to Howell. As a consequence, immediately subsequent to the close of the Reorganization Agreement, HSTC had 41,561,226 shares of common stock outstanding.

Also, as part of the transaction, the then sole officer and director of HSTC elected Mike Field and Jason Murphy as Directors of HSTC. Such officer, Ron Howell, then resigned. Mike Field may be deemed to be the beneficial owner of HPAF and Jason Murphy may be deemed to be the beneficial owner of HGHI which together currently held approximately 95% of the outstanding equity of HSTC.

Plan of Operation

General and administrative expenses consist primarily of salaries and related personnel costs, professional fees, business insurance, rent, general legal activities, and other corporate expenses.

We have never been profitable and do not anticipate having net income unless and until we develop and/or acquire our wellness centers and/or develop new channels of distribution. With respect to our current activities, this is not likely to occur until we obtain significant additional funding. We cannot provide any assurance that we will be able to achieve profitability on a sustained basis, if at all, obtain the required funding, obtain, or complete additional corporate partnering or acquisition transactions.

Accordingly, we will need to raise additional funds or pursue strategic transactions or other strategic alternatives. To date, we have financed our operations primarily through private sales of our equity securities, and we expect to continue obtaining required capital in a similar manner.

Results of Operations

Year ended December 31, 2024, as compared to the year ended December 31, 2023

Revenue. HSTC had no revenues and no cost of revenues for the years ended December 31, 2024 and 2023.

Operating expenses. HSTC incurred operating expenses of $210,658 for the year ended December 31, 2024, compared to $140,907 in 2023. The decrease in expenses in 2024 was primarily a result of the reorganization of HSTC and the reduction of the consulting expenses. We do not believe these costs are indicative of future years, and we cannot at this time predict our costs if and when we begin earning revenues and exit the start-up stage.

Net loss. HSTC had a net loss of $212,624 for the year ended December 31, 2024 compared to a net loss of $146,210 in 2023. This is primarily a result of the increase in legal and accounting expenses during 2024.

Liquidity and Capital Resources

Our capital requirements are principally related to our efforts to implement our business plan. Our cash balance as of December 31, 2024 was $28,800.

Consolidated Statements of Cash Flow Data:

	Year Ended December 31,			
		2024		**2023**
Net cash used in operating activities	$	(126,784)	$	(20,906)
Net cash used in investing activities		-		-
Net cash provided by financing activities		154,058		22,242
Net change in cash and cash equivalents	$	27,274	$	1,336

HSTC does not currently have sufficient capital in its accounts, nor sufficient firm commitments for capital to assure its ability to meet its current obligations or to continue its planned operations. HSTC is continuing to pursue working capital and additional revenue through the seeking of the capital it needs to carry on its planned operations. There is no assurance that any of the planned activities will be successful.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies and Estimates

Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") is based upon the Company's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The preparation of these financial statements requires management to make estimates and judgments that affect the reported

amounts of assets, liabilities, revenues, expenses, and related disclosures. Actual results may differ from those estimates, and such differences could be material.

The Company's significant accounting policies are more fully described in Note 2 – Significant Accounting Policies to the consolidated financial statements. We believe the following represent our most critical accounting policies and estimates, which require management's most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Goodwill and Intangible Assets

The Company records goodwill and intangible assets in connection with acquisitions. Goodwill and indefinite-lived intangibles (such as certain tradenames and URLs) are not amortized but are tested annually for impairment, or more frequently if events indicate that it is more likely than not that the asset is impaired. The valuation of goodwill and indefinite-lived intangibles requires significant judgment in estimating future cash flows, discount rates, and market assumptions. Definite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Changes in projected cash flows or market conditions could result in material impairment charges in future periods.

Business Combinations

In accounting for business combinations, the Company allocates purchase consideration to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. These valuations involve significant assumptions, including estimates of future cash flows, discount rates, and the useful lives of intangible assets. Because these assumptions are inherently uncertain, actual results could differ, and changes in assumptions could materially impact reported financial results.

Income Taxes

The Company accounts for income taxes under ASC 740, which requires recognition of deferred tax assets and liabilities based on temporary differences between financial statement carrying amounts and tax bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in management's judgment, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The assessment of the valuation allowance involves significant judgment regarding forecasts of future taxable income and tax planning strategies. Given the Company's lack of operating revenues, realization of deferred tax assets remains uncertain.

Fair Value of Financial Instruments

The Company measures certain assets and liabilities at fair value. Fair value is defined as the exit price in an orderly transaction between market participants. The valuation techniques use a hierarchy of inputs, with Level 1 inputs being observable market prices and Level 3 inputs being unobservable. Where Level 3 inputs are required, significant management judgment is involved, including assumptions about market participant behavior, discount rates, and expected cash flows.

Use of Estimates

Management makes estimates and assumptions in preparing the financial statements, including the valuation of goodwill and intangible assets, lease accounting, fair value measurements, stock-based

compensation, and income tax valuation allowances. These estimates involve inherent uncertainties and are subject to change as events occur and additional information becomes available.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
HST Global, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HST Global, Inc. (the "Company") as of December 31, 2024, and 2023, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and 2023 and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs which gives rise to substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.
Dallas, Texas
October 14, 2025

We have served as the Company's auditor since 2020.

HST Global, Inc.

CONSOLIDATED BALANCE SHEETS

		December 31, 2024		December 31, 2023
ASSETS				
Current Assets				
Cash and cash equivalents	$	28,800	$	1,526
Total Current Assets		**28,800**		**1,526**
Fixed assets, net		130,278		-
Operating lease right-of-use asset		311,081		-
Intangible assets		3,437,332		-
Goodwill		2,280,469		-
Total Assets	**$**	**6,187,960**	**$**	**1,526**
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)				
Current Liabilities				
Accounts payable and accrued expenses – related parties	$	1,684	$	2,275
Credit Cards		45,839		-
Accrued officer compensation		-		480,000
Loans or advances from related party		252,377		98,319
Operating lease liabilities, current		40,765		-
Accrued related party interest		-		12,999
Total Current Liabilities	**$**	**340,665**	**$**	**593,593**
Operating lease liabilities, net of current portion		270,316		-
Total Liabilities	**$**	**610,981**	**$**	**593,593**
Commitments and contingencies (Note 8)		-		-
Stockholders' Equity (Deficit)				
Preferred stock; 10,000,000 shares authorized, at $0.001 par value, no shares issued and outstanding at December 31, 2024 and 2023		-		-

Common stock; 200,000,000 shares authorized, at $0.001 par value, 47,771,382 shares issued and outstanding at December 31, 2024 and 5,248,582 in 2023	47,770	5,248
Additional paid-in capital	11,756,384	5,417,236
Accumulated deficit	(6,227,175)	(6,014,551)
Total Stockholders' Equity (Deficit)	**5,576,979**	**(592,067)**
Total Liabilities and Stockholders' Equity (Deficit)	**$ 6,187,960**	**$ 1,526**

The notes are an integral part of the consolidated financial statements

HST Global, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2024	Year Ended December 31, 2023
Revenues	$ -	$ -
Operating expenses:		
Consulting, related party	30,000	120,000
Depreciation	4,722	-
Amortization	33,333	-
General and administrative	142,603	20,907
Total operating expenses	**210,658**	**140,907**
Net loss from operations	**(210,658)**	**(140,907)**
Other income (expense):		
Interest expense	(1,966)	(5,303)
Total other income (expense)	**(1,966)**	**(5,303)**
Net loss before income taxes	**(212,624)**	**(146,210)**
Income tax benefit (expense)	-	-
Net loss	**$ (212,624)**	**$ (146,210)**
Earnings (Loss) Per Share:		
Basic and Diluted - Common	**$ (.004)**	**$ (0.03)**
Weighted Average Shares Outstanding:		
Basic and Diluted - Common	**44,025,279**	**5,248,582**

The notes are an integral part of the consolidated financial statements

HST Global, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder's
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2022	-	$ -	5,248,582	$ 5,248	$ 5,417,236	$ (5,868,341)	$ (445,857)
Net Loss	-	-	-	-	-	(146,210)	(146,210)
Balance, December 31, 2023	-	$ -	5,248,582	$ 5,248	$ 5,417,236	$ (6,014,551)	$ (592,067)
Reorganization Shares Issued	-	-	36,312,644	36,312	588,693	-	625,005
Shares issued for acquisition of intangible assets	-	-	1,210,156	1,210	1,269,454	-	1,270,664
Shares issued for business combination	-	-	5,000,000	5,000	4,481,000	-	4,486,000
Net Loss	-	-	-	-	-	(212,624)	(212,624)
Balance, December 31, 2024	-	$ -	47,771,382	$ 47,770	$ 11,756,384	$ (6,227,175)	$ 5,576,979

The notes are an integral part of the consolidated financial statements

HST Global, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,	
	2024	**2023**
Cash Flows from Operating Activities:		
Net loss	$ (212,624)	$ (146,210)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and Amortization	38,055	-
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:		
Vendor and Accounts Payable	(591)	-
Credit Cards	45,839	-
Accrued officer compensation	-	120,000
Accrued related party interest	2,537	5,304
Net Cash used in Operating Activities	(126,784)	(20,906)
Cash Flows from Investing Activities:		
Net Cash used in Investing Activities	-	-
Cash Flows from Financing Activities:		
Proceeds from notes payable - related party	154,058	22,242
Net Cash provided by Financing Activities	154,058	22,242
Net change in Cash and Cash Equivalents	27,274	1,336
Cash and Cash Equivalents at Beginning of Year	1,526	190
Cash and Cash Equivalents at End of Year	$ 28,800	$ 1,526
Supplemental Disclosures of Cash Flow Information		
Cash paid for interest	$ 3,148	$ -
Loan Forgiveness	$ 593,593	$ -

The notes are an integral part of the consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

HST Global, Inc. ("HSTC") was incorporated on April 11, 1984, under the laws of the State of Delaware under the name of NT Holding Corporation. HSTC has made several acquisitions and disposals of various business entities and activities. On May 9, 2008, HSTC entered into a Merger and share exchange agreement with Health Source Technologies, Inc. This business acquisition has been accounted for as a reverse merger or recapitalization of Health Source Technologies, Inc ("Health Source"). At the time of the merger NT Holding Corporation had disposed of its assets and liabilities and had minimal operations. Immediately after the acquisition HSTC changed its name to HST Global, Inc. Health Source Technologies, Inc. was incorporated under the laws of the State of Nevada on August 6, 2007. HSTC was headquartered in Hampton, Virginia and relocated to Virginia Beach, VA in April of 2024.

HSTC is an integrated health and wellness biotechnology company with an original plan to develop and/or acquire a network of wellness centers worldwide with the primary focus on homeopathic and alternative treatments of late stage cancer and other life threatening diseases. In addition, HSTC intended to acquire innovative products for the treatment of life threatening diseases. HSTC primarily focused on homeopathic and alternative product candidates that were undergoing or had already completed significant clinical testing for the treatment of late stage cancer and/or life threatening diseases.

The Company had been unable to initiate its original business plan.

On April 24, 2024, HST Global, Inc., a Nevada Corporation (the "Company") entered into a Reorganization and Stock Purchase Agreement (the "Reorganization Agreement") by and among HP Auto Fund LLP ("HPAF"), HST Global Holdings, LLC ("HGHI"), Ron Howell ("Howell") and The Health Network, Inc. ("Health Network"). Howell and Health Network were the principal shareholders of the Company. Effective April 26, 2024, the parties closed the Reorganization Agreement. As part of the transaction, Howell and Health Network, the then majority shareholders of the Company delivered 1,634,738 shares of common stock of the Company to each of HPAF and HGHI. In addition, the Company issued to each of HPAF and HGHI 18,156,322 shares of newly-issued common stock, which, together with the transferred shares, represented approximately 95% of the outstanding equity of the Company. Further, as part of the transaction, Howell agreed to cancel $625,005 in debt obligations previously owed to Howell. As a consequence, immediately subsequent to the close of the Reorganization Agreement, the Company has 41,561,226 shares of common stock outstanding. Also, as part of the reorganization, the Company had anticipated undertaking a 1 for 10 reverse stock split of its outstanding shares effective upon approval by FINRA but the Company has subsequently elected to not pursue the reverse stock split.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements and related notes include the activity of HSTC and have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and with the rules and regulations of the United States Securities and Exchange Commission ("SEC") to Form 10-K.

Principles of Consolidation

The consolidated financial statements include our wholly-owned subsidiary, Amnion LLC. Intercompany balances and transactions have been eliminated.

Accounting Method

HSTC's financial statements are prepared using the accrual method of accounting. HSTC has elected a December 31 year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Estimation Uncertainty and Its Impact

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities as of the balance sheet date, as well as the reported amounts of revenues and expenses during the reporting period. Areas where significant estimates were applied include the valuation of intangible assets and goodwill from recent acquisitions, fair value measurements, assessment of impairment indicators, and the determination of deferred tax assets and associated valuation allowances. These estimates could materially impact the Company's financial position and results of operations if actual results differ significantly from those assumptions.

Reasons for the Uncertainty

The uncertainty in estimates arises primarily from the early-stage nature of several of the Company's acquisitions (e.g., Amnion LLC and the portfolio of tradenames and trademarks), the absence of historical operating revenue, and the dependence on future strategic execution to generate cash flows. Additionally, macroeconomic factors, such as interest rates, market volatility, and regulatory conditions, increase the uncertainty in fair value assumptions. For intangible assets with indefinite lives, such as trademarks and URLs, estimates rely heavily on forecasted future use and brand development, both of which are inherently uncertain due to the Company's current development stage.

Changes in Estimates or Assumptions Over Time

For the year ended December 31, 2024, there were no material changes in accounting estimates. However, the Company continues to evaluate impairment indicators and asset valuations in light of business developments. Future changes in assumptions, such as forecasted revenue, discount rates, or useful lives, could result in future adjustments to asset carrying amounts, particularly for goodwill and indefinite-lived intangibles.

Sensitivity of Reported Amounts to Assumptions

The reported carrying values of goodwill and intangible assets are particularly sensitive to changes in assumptions regarding projected revenues, discount rates, and competitive market dynamics. For example, a 10% reduction in expected future cash flows, or a 100-basis-point increase in the discount rate, could materially reduce the fair value of these assets and potentially result in impairment charges. Similarly, the realization of deferred tax assets is highly sensitive to projections of future taxable income, which remain uncertain given the Company's lack of operating revenue to date.

Revenue Recognition

The Company follows ASC 606, *Revenue from Contracts with Customers*, which outlines a five-step model for recognizing revenue when control of promised goods or services is transferred to customers in an amount that reflects the consideration expected to be received in exchange.

Although the Company did not generate revenue for the years ended December 31, 2024 and 2023, it has adopted the following revenue recognition policy in anticipation of future operations:

Revenue will be recognized when all of the following criteria are met:

1. Identification of the contract with a customer;
2. Identification of the performance obligations in the contract;
3. Determination of the transaction price;
4. Allocation of the transaction price to the performance obligations;
5. Recognition of revenue when (or as) the entity satisfies a performance obligation.

As of December 31, 2024, the Company has not entered into any contracts that would give rise to revenue under ASC 606.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the consolidated statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Income Taxes

HSTC accounts for income taxes in accordance with accounting guidance now codified as FASB ASC 740, "*Income Taxes*," which requires that HSTC recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax

benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

HSTC applies the provisions of ASC 740, "*Accounting for Uncertainty in Income Taxes*". The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. HSTC did not identify any material uncertain tax positions on returns that have been filed or that will be filed. HSTC did not recognize any interest or penalties for unrecognized tax benefits during the years ended December 31, 2024 and 2023, nor were any interest or penalties accrued as of December 31, 2024 and 2023.

Basic and Diluted Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding at the date of the consolidated financial statements. HSTC computes net income (loss) per share in accordance with ASC 260. ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the consolidated statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is antidilutive. HSTC had no common stock equivalents outstanding as of December 31, 2024 and 2023.

Stock-Based Compensation

HSTC adopted ASC 718, "*Stock Compensation*," effective on January 1, 2019. Under ASC 718, all share-based payments to employees, including grants of employee stock options, are to be recognized in the consolidated statements of operations based on their fair values. As of December 31, 2024, HSTC has not issued any employer stock options.

Fair Value of Financial Instruments

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under this standard certain assets and liabilities must be measured at fair value, and disclosures are required for items measured at fair value.

HSTC currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis. HSTC's financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that HSTC has the ability to access at the measurement date. The fair value of HSTC's cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

Goodwill, Intangible Assets and Other Long-Lived Assets

Goodwill is the excess of cost of an acquired entity over the fair value of amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is subject to impairment testing at least annually and will be tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after completing the assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company will proceed to a quantitative test. The Company may also elect to perform a quantitative test instead of a qualitative test for any or all of our reporting units. The test compares the fair value of an entity's reporting units to the carrying value of those reporting units. This quantitative test requires various judgments and estimates. The Company estimates the fair value of the reporting unit using a market approach in combination with a discounted operating cash flow approach. Impairment of goodwill is measured as the excess of the carrying amount of goodwill over the fair values of recognized and unrecognized assets and liabilities of the reporting unit.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided on a straight-line basis over the estimated useful lives of 30 to 40 years for building and improvements, three to ten years for equipment, the lesser of the estimated useful life or the initial lease term for leasehold improvements and five years for computer software. Land is not depreciated and construction in progress is not depreciated until ready for service. Expenditures for maintenance and repairs are charged to expense as incurred.

Property and equipment as of December 31, 2024 and 2023 consisted of the following:

	December 31, 2024	December 31, 2023
Office equipment and furniture	$ 135,000	$ -
Buildings	-	-
Vehicles	-	-
Leasehold improvements	-	-
Total fixed assets	135,000	-
Less accumulated depreciation	(4,722)	-
Total fixed assets, net	$ 130,278	$ -

Leases

In accordance with ASC 842, the Company elects not to recognize a right-of-use asset or lease liability for leases with a term of 12 months or less and which do not include a purchase option that is reasonably certain to be exercised. For these short-term leases, lease payments are recognized on a straight-line basis over the lease term as lease expense. Short-term leases primarily include rentals of specialized equipment used for project-based operations or seasonal use.

During the year ended December 31, 2024, the Company had not incurred any short-term lease expenses.

The Company uses the right-of-use ("ROU") model to account for leases where the Company is the lessee, which requires an entity to recognize a lease liability and ROU asset on the lease commencement date. A lease liability is measured equal to the present value of the remaining lease payments over the lease term and is discounted using the incremental borrowing rate, as the rate implicit in the Company's leases is not readily determinable. The incremental borrowing rate is the rate of interest that the Company would have to pay to borrow, on a collateralized basis over a similar term, an amount equal to the lease payments in a similar economic environment. Lease payments include payments made before the commencement date and any residual value guarantees, if applicable. When determining the lease term, the Company includes option periods that it is reasonably certain to exercise as failure to renew the lease would impose a significant economic detriment.

For operating leases, minimum lease payments or receipts, including minimum scheduled rent increases, are recognized as rent expense where the Company is a lessee on a straight-line basis ("Straight-Line Rent") over the applicable lease terms. The excess of the Straight-Line Rent over the minimum rents paid is included in the ROU asset where the Company is a lessee. Short-term lease cost for operating leases includes rental expense for leases with a term of less than 12 months.

The Company has elected to account for lease and non-lease components in lease agreements as a single lease component in determining lease assets and liabilities. In addition, the Company elected not to recognize the right-of-use assets and liabilities for leases with lease terms of one year or less.

Business Combinations

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to,

future expected cash flows from acquired customer lists, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a

result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Recently Issued Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update 2023-07 (ASU 2023-07), Segment Reporting (Topic 280) *Improvements to Reportable Segment Disclosures*. The amendments in this update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis. Adoption did not have a material impact on the Company's disclosures. See Note 10 for the Company's segment disclosures.

In December 2023, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update 2023-09 ("ASU 2023-09"), *Income Taxes*, which enhances the transparency of income tax disclosures by expanding annual disclosure requirements related to the rate reconciliation and income taxes paid. The amendments are effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied on a prospective basis. Retrospective application is permitted. Adoption is not expected to have a material impact on the Company's disclosures.

Management has considered all recent accounting pronouncements issued since the last audit of our consolidated financial statements. HSTC's management believes that these recent pronouncements will not have a material effect on HSTC's consolidated financial statements.

NOTE 3 – GOING CONCERN

HSTC's consolidated financial statements are prepared using U.S. GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business within one year after the date these consolidated financial statements were issued. HSTC has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. There is substantial doubt that HSTC can continue as a going concern for a period of one year from the issuance of these consolidated financial statements. The ability of HSTC to continue as a going concern is dependent on HSTC obtaining adequate capital to fund operating losses until it becomes profitable. If HSTC is unable to obtain adequate capital, it could be forced to cease operations.

Management's plan to support HSTC in its operations and to maintain its business strategy is to raise funds through public offerings and to rely on officers and directors to perform essential functions with minimal compensation. If HSTC does not raise all of the money it needs from public offerings, it will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from its officers, directors or others. If HSTC requires additional cash and is unable to raise it, it will either have to suspend operations until the cash is raised or cease business entirely.

The ability of HSTC to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if HSTC is unable to continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Related party transactions consist of the following as of December 31:

	2024	2023
The Health Network, Inc. to HST Global Inc.	$ -	$ 2,275
Ronald Howell to HST Global Inc.	-	591,318
HPAF to HST Global Inc.	26,038	-
HGHI to HST Global Inc.	26,038	-
Michael Fortkort to Amnion LLC	5,001	-
HPAF to Amnion LLC	195,300	-
Total	$ 252,377	$ 593,593

As of December 31, 2023 the Company owed Mr. Howell $591,318 and $2,275 to the Health Network.. As of December 31, 2024 the Company did not owe Mr. Howell any balance under the accounts payables or otherwise.

The Company entered a revolving line of credit on May 1, 2024, in the amount of $100,000 with HPAF and HGHI. As of December 31, 2024, the Company had $52,077 drawn under this line. The note bears no stated interest and is payable on demand.

Amnion LLC entered a revolving line of credit on December 1, 2024 in the amount of $200,000 with HPAF and a $100,000 revolving line of credit with Michael Fortkort. Interest accrues at a rate of 17 percent per annum. As of December 31, 2024, the Company had $195,300 drawn under the line from HPAF and $5,001 under the line from Michael Fortkort.

On October 29, 2024 Michael Fortkort was issued 2,250,000 common shares related to the acquisition of Amnion LLC.

Executive Offices

HSTC's executive offices were located at 150 Research Dr., Hampton VA. These offices were leased by The Health Network, Inc. ("THN"), of which Ron Howell is President. THN allowed HSTC to use the office space without a formal sublease or rental agreement. On April 26, 2024 HSTC relocated to its current office space located at 509 Old Great Neck Road Suite 105 Virginia Beach, VA 23454. HSTC is utilizing this space on a temporary basis at no cost and without a formal sublease or rental agreement through September of 2025.

Consulting Agreements

HSTC entered into a consulting agreement with Mr. Howell, President of HSTC, whereby HSTC agreed to pay Mr. Howell $10,000 per month for consulting services through December 31, 2010. HSTC had agreed to continue to engage Mr. Howell as a consultant until his consulting services are no longer required. The agreement was suspended from July, 2019 through December, 2019 due to the pendency of the APA, and has resumed beginning in January, 2020 due to the termination of the APA.

During the years ended December 31, 2024 and 2023, HSTC recognized $30,000 and $120,000, respectively, for consulting fees with Ronald Howell. HSTC owed Mr. Howell $0 and $480,000 as of December 31, 2024 and 2023, respectively, under the consulting agreement.

The Former Interim CEO and Current Interim CFO, Jason Murphy and Mike Field, entered into a Reorganization Stock Purchase Agreement with Ron Howell, paying a total sum of $500,000 in cash for Mr. Howell's 3,269,476 common shares as well as the forgiveness of $624,808 of debt owed to Mr. Howell and recouped the overdrawn cash balance of $197.

NOTE 5 - ACQUISITIONS

Acquisition of Amnion

On October 2, 2024, HSTC entered into a Membership Interest Purchase Agreement with Amnion LLC, a Virginia limited liability company, pursuant to which HSTC acquired all of the membership interests in Amnion LLC. The acquisition allowed HSTC to enhance its business portfolio by integrating Amnion LLC's assets and operations into its strategic growth initiatives. On October 29, 2024, the parties entered into an Amendment to the Membership Interest Purchase Agreement. Pursuant to the Amendment the vesting schedule based on revenue thresholds was eliminated, and all 5,000,000 shares of restricted common stock issued in connection with the transaction became fully vested as of the closing date. The contingency requiring the Company to raise a $1,000,000 investment in Amnion LLC within six months of closing was also removed and the Company agreed to cooperate with Sellers' efforts to remove the restrictive legends from the issued stock upon request, subject to applicable regulations.

We accounted for the Amnion purchase using the acquisition method of accounting under U.S. generally accepted accounting. Assets acquired and liabilities assumed as of the acquisition date are presented in the following table:

		October 29, 2024
Consideration Transferred		
Common shares	$	4,486,000

Fair Value of Assets Acquired and Liabilities Assumed		
Property and equipment		135,000
Operating lease right-of-use asset		317,081
Trade name		200,000
Operating process intangible		2,000,000
Total assets acquired		2,652,081
Current liabilities		129,597
Operating lease liabilities		317,081
Total liabilities assumed		446,678
Goodwill	$	2,280,882

The estimated useful life of Amnion acquired intangible assets as of the acquisition date are summarized in the following table:

Intangible Assets	Useful Life
Trade names	Indefinite
Operating processes	15 years

Supplemental Pro Forma Information

The following table represents the pro forma financial information as if Amnion had been included in the consolidated results of the Company since January 1, 2023 (unaudited):

	Year Ended			
	December 31, 2024		December 31, 2023	
Pro forma revenue	$	-	$	-
Pro forma net loss from continuing operations	$	(92,409)	$	-

The pro forma financial information adjusts the net loss for amortization of the intangible assets and the fair value adjustments of the assets acquired in connection with the Amnion Acquisition as if the Closing had occurred on January 1, 2023. The one-year acquisition measurement period closed on the anniversary of the transaction.

Acquisition of Mow Trim Blow Assets

On August 27, 2024, HSTC entered into a Trademarks, Tradenames and URLs Purchase Agreement among HSTC, Mow Trim Blow Franchising, Inc., Mow Trim Blow LLC and Mow Trim Blow Incorporated, pursuant to which HSTC acquired the tradenames, trademarks and URLs Mow Trim Blow.com, DemiFare.com, MosquitoBlasters.com, JetSeg.com, TruMulch.com, ShrubTrimmers.com, Trex-Decks.com and MTBGarageDoorRepair.com. The transaction was accounted for as an asset acquisition.

HSTC acquired the Assets in consideration for 1,210,156 shares of restricted common stock or $1,270,665.

Intangible Assets	**Amount**	**Useful Life**
Brand Trademarks and Tradenames	$520,665	Indefinite
Brand URLs	$750,000	Indefinite

NOTE 6 – COMMON STOCK

There were 5,248,582 common shares issued and outstanding as of December 31, 2023. During 2024, there were 36,312,644 common shares issued for the reorganization, 1,210,156 were issued for the acquisition of the Mow Trim Blow assets and 5,000,000 were issued for the acquisition of Amnion LLC.

NOTE 7 – INCOME TAXES

HSTC follows ASC 740, under which deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying consolidated statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 21 percent of significant items comprising our income tax expense (benefit) is as follows:

	Year ended December 31,			
	2024		2023	
Tax at federal statutory rate	$	(44,651)	$	(30,704)
Change in valuation allowance		44,651		30,704
	$	-	$	-

Deferred income tax assets and liabilities consisted of the following:

	As of December 31,			
	2024		2023	
Net operating loss carryforwards	$	(1,322,098)	$	(1,284,447)
Common stock issued for services		113,692		113,692
Valuation allowance		1,208,406		1,170,755
Net deferred tax asset	$	-	$	-

HSTC's zero percent effective tax rate for each year, as compared to the 21 percent statutory rate, results from non-deductible stock-based compensation and the change in valuation allowance.

At December 31, 2024, HSTC had an unused net operating loss carry-forward of approximately $5,608,106 that is available to offset future taxable income; the loss carry-forward will begin to expire in 2027.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

On August 1, 2024, the Company's wholly-owned subsidiary, Amnion LLC, entered into a 7-year non-cancelable lease agreement for approximately 2,500 square feet of office space located at 14 Pidgeon Hill Drive, Suite 110, Sterling, Virginia. The lease commenced on August 1, 2024 and provides for annual base rent beginning at $36,000 with scheduled annual increases, reaching $72,000 in the final year. The lease includes a $9,000 security deposit and is guaranteed by a related party.

Future minimum lease payments under this operating lease as of December 31, 2024 are as follows:

2025	$	39,600
2026		43,200
2027		46,800
2028		50,400
2029		54,000
Thereafter		118,800
Total lease payments	$	352,800
Less imputed interest		(41,719)
Total lease obligations	$	311,081
Less current obligations		(40,765)
Long-term lease obligations	$	270,316

NOTE 9 – SUBSEQUENT EVENTS

Qwyit LLC Acquisition

On February 17, 2025, HST Global, Inc. ("HSTC"), a Nevada corporation, entered into a definitive Acquisition Agreement with Michael P. Fortkort and R. Paul McGough (the "Sellers") to acquire Qwyit LLC. Qwyit LLC owns intellectual property related to its secure communications technologies, including the QFone video calling application and an OpenVPN solution with proprietary Qwyit encryption.

As consideration for the acquisition, HSTC issued 10,000,000 restricted shares of its common stock to the Sellers. Additionally, the Sellers were granted options to purchase up to 10,000,000 additional shares of HSTC common stock, split as follows:

- 5,000,000 shares at a strike price equal to the greater of $0.73 per share or the HSTC closing price on the acquisition date;
- An additional 5,000,000 shares under the same pricing terms, in exchange for 400 hours of consulting services to be provided over an 18-month period.

The transaction was structured as an unregistered sale of equity securities pursuant to applicable exemptions under the Securities Act of 1933 and accounted for as an asset acquisition.

Lines of Credit

As of July 26, 2025 the balances owed by the Company to HPAF and HGHI under the line of credit were $104,426 and $71,039, respectively. The balances owed by Amnion LLC to HPAF and Michael Fortkort were $282,800 and $123,900, respectively.

Executive Leadership Changes

On October 7, 2025, Jason Murphy notified HST Global, Inc. (the "Company") of his decision to resign from his position as Director, Chief Executive Officer and Vice President, effective immediately. Mr. Murphy's resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On October 7, 2025, the Company's Board of Directors appointed Michael Fortkort to serve as Director, Chief Executive Officer and Vice President, effective immediately, to fill the vacancy created by Mr. Murphy's resignation. Mr. Fortkort has been actively involved in the Company's operations through his prior roles, including in connection with the Company's acquisition of Amnion LLC and related strategic initiatives.

In accordance with ASC 855, *Subsequent Events*, Company management reviewed all material events and transactions through the date of this report and determined that there are no material subsequent events or transactions requiring an adjustment to or disclosure in the accompanying consolidated financial statements.

NOTE 10 – SEGMENT DISCLOSURES

The Company has one reportable segment managed on a consolidated basis: Amnion graft sales. The Company derives revenue primarily in North America and manages all business activities on a consolidated basis. The services offered are deployed to customers in a similar manner. The Company does not have intra-entity sales or transfers.

The Company's chief operating decision maker (CODM) is the Interim Chief Financial Officer, who reviews financial information presented on a consolidated basis to allocate resources, evaluate financial performance and make overall operating decisions. The measure of segment profit or loss that is most consistent with the consolidated financial statements is net loss. The accounting policies of our single reportable segment are the same as those for the consolidated financial statements. The level of disaggregation and amounts of significant segment expenses that are regularly provided to the CODM are the same as those presented in the consolidated statements of operations. Likewise, the measure of segment assets is reported on the consolidated balance sheets as total assets.

NOTE 11 – INTANGIBLE ASSETS ACTIVITY TABLE

Additions during the year ended December 31, 2024, resulted from the Company's business combination with Amnion LLC and the tradenames, trademarks and URLs acquired from Mow-Trim-Blow. Amortization for the year ended December 31, 2024 was $33,333 (zero for the year ended December 31, 2023).

	Amnion	MTB	Total
Balances at December 31, 2023	$-	$-	$-
Additions	2,200,333	1,270,332	3,470,665
Less: Amortization	33,333	-	33,333
Balance December 31, 2024	$2,167,000	$1,270,332	$3,437,332

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None.

ITEM 9A. CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures

Our management, including our Principal Interim Executive Officer and Principal Interim Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-15(e) and 15d-15(e)) as of December 31, 2024. Our disclosure controls and procedures are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Act (15 U.S.C. 78a et seq.) is recorded, processed, summarized, and reported, within the time periods specified in the Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Act is accumulated and communicated to the issuer's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Based on this evaluation, our Principal Interim Chief Executive and Principal Interim Financial Officer concluded that our disclosure controls and procedures were not effective as of December 31, 2024 for the reasons discussed below.

(b) Management's Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-a5(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Our internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide

reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use of disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision of our Interim Chief Executive Officer and Interim Chief Financial Officer, our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2024. In making this assessment, management used the criteria set forth in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this assessment, our management has concluded that our internal control over financial reporting was not effective as of December 31, 2024 and there are material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses relate to the limited number of persons responsible for the recording and reporting of financial information, the lack of separation of financial reporting duties, and the limited size of our management team in general. We are in the process evaluating methods of improving our internal control over financial reporting, including the possible addition of financial reporting staff and the increased separation of financial reporting responsibility, and intend to implement such steps as are necessary and possible to correct these material weaknesses.

(c) Change in Internal Controls

There were no changes in our internal control over financial reporting during the year ended December 31, 2024, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Director and Executive Officer Summary

The following table sets forth the names, ages, and principal offices and positions of directors, executive officers, and persons we consider to be significant employees as of December 31, 2024. The Board of Directors elects our executive officers annually. Our directors serve one-year terms or until their successors are elected, qualified and accept their positions. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships or understandings between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name of Director or Officer	Age	Position
Mike Field	56	President, Interim Chief Financial Officer, and Director
Jason Murphy	46	Vice President, Interim Chief Executive Officer, Interim Secretary, and Director

Executive Officer and Director Bios

Mike Field, President, Interim CFO and Director

Mike Field has been President of HP Auto Fund LLC since 2009. He was previously President of companies such as Field Buick Pontiac GMC, Field Mitsubishi, Field Hyundai Suzuki, Koons Buick Pontiac GM, Koons of Alexandria, Koons Auto Outlets, and Vice President of J. Koons Pontiac GMC. He graduated from the College of William and Mary in 1990.

Jason Murphy, Vice President, Interim CEO, Interim Secretary and Director

Jason Murphy is President of Murphy Management Holdings LLC, a Virginia company controlling strategic commercial real estate assets in the Mid-Atlantic. He was President of Norfolk Marine Company for 16 years before completing the sale of the business to OneWater Marine Inc. (NASDAQ: ONEW) in 2021. He was a member of the Marine Retailers Association of the Americas (MRAA) Board of Directors for 6 years. Jason ventured into media production in 2023, founding Murphy Media Productions LLC to invest in and manage select projects. He received his B.B.A. from James Madison University in 2000.

Executive Leadership Changes

On October 7, 2025, Jason Murphy notified HST Global, Inc. (the "Company") of his decision to resign from his position as Director, Chief Executive Officer and Vice President, effective immediately. Mr. Murphy's resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On October 7, 2025, the Company's Board of Directors appointed Michael Fortkort to serve as Director, Chief Executive Officer and Vice President, effective immediately, to fill the vacancy created by Mr. Murphy's resignation. Mr. Fortkort has been actively involved in the Company's operations through his prior roles, including in connection with the Company's acquisition of Amnion LLC and related strategic initiatives.

Legal and Disciplinary History

No officer, director or control person of HSTC has been the subject of:

1. A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

2. The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person's involvement in any type of business, securities, commodities, or banking activities;

3. A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

4. The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person's involvement in any type of business or securities activities.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and officers, and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. SEC regulations require reporting persons to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the Forms 3, 4 and 5 and amendments thereto furnished to us by the persons required to make such filings during fiscal 2021 and our own records, we believe that no director or officer failed to file timely any beneficial ownership report.

Corporate Governance.

We have not adopted a code of ethics to date. We are in the process of evaluating the standards of conduct necessary for the deterrence of malfeasance and the promotion of ethical conduct and accountability, and will determine whether a code of ethics is necessary based on our evaluation.

HSTC does not have a standing Nominating Committee. There have been no changes to the procedures whereby security holders may recommend nominees to the registrant's board of directors.

HSTC is not a "listed issuer" as defined by Rule 10A-3, and does not have a standing Audit Committee. We do not have a financial expert serving on our board of directors.

ITEM 11. EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

We do not have a standing compensation committee. Our board of directors as a whole makes the decisions as to employee benefit programs and officer and employee compensation. The primary objectives of our executive compensation programs are to:

- attract, retain and motivate skilled and knowledgeable individuals;

- ensure that compensation is aligned with our corporate strategies and business objectives;

- promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

-align executives' incentives with the creation of stockholder value.

To achieve these objectives, our board of directors evaluates our executive compensation program with the objective of setting compensation at levels they believe will allow us to attract and retain qualified executives. In addition, a portion of each executive's overall compensation is tied to key strategic, financial and operational goals set by our board of directors. We also generally provide a portion of our executive compensation in the form of options that vest over time, which we believe helps us retain our executives and align their interests with those of our stockholders by allowing the executives to participate in our longer term success as reflected in asset growth and stock price appreciation.

Named Executive Officers

The following table identifies our principal executive officer, our principal financial officer and our most highly paid executive officers, who, for purposes of this Compensation Disclosure and Analysis only, are referred to herein as the "named executive officers."

Name	Corporate Office
Jason Murphy	Interim Chief Executive Officer
Mike Field	Interim Chief Financial Officer

Components of our Executive Compensation Program

The primary elements of our executive compensation program will be base salaries and option grant incentive awards, although the board of directors has the authority to award cash bonuses, benefits and other forms of compensation as it sees fit.

We do not have any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components. Similarly, we do not rely on benchmarking against our competitors in making compensation related decisions.

Base salaries – Base salaries will be used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. Base salary, and other components of compensation, may be evaluated by our board of directors for adjustment based on an assessment of the individual's performance and compensation trends in our industry.

Equity Awards – Our stock option award program will be the primary vehicle for offering long-term incentives to our executives. To date, we have not issued any equity awards. We intend our equity awards to executives to generally be made in the form of warrants. We believe that equity grants in the form of warrants provide our executives with a direct link to our long-term performance, create an ownership culture, and align the interests of our executives and our stockholders.

Cash bonuses – Our board of directors has the discretion to award cash bonuses based on our financial performance and individual objectives. The corporate financial performance measures (revenues and profits) will be given the greatest weight in this bonus analysis. We have not yet granted any cash bonuses to any named executive officer nor have we yet developed any specific individual objectives while we wait to attain revenue and profitability levels sufficient to undertake any such bonuses.

Benefits and other compensation – Our named executive officers are permitted to participate in such health care, disability insurance, bonus and other employee benefits plans as may be in effect with HSTC from time to time to the extent the executive is eligible under the terms of those plans. As of the date of this Registration Statement, with exception to health care, we have not implemented any such employee benefit plans.

Description of Compensation Agreements and Arrangements

As discussed below, we have not agreed to pay the Named Executive Officers an annual salary. We will negotiate base salary in the near future. Base salary may be increased from time to time with the approval of the board of directors. The following table summarizes the agreed annual salary of each of the named executive officers:

Summary Annual Salary

Name	Annual Salary
Jason Murphy	None
Mike Field	None

Jason Murphy, Interim Chief Executive Officer – Mr. Murphy currently does not receive compensation for his services as Interim Chief Executive Officer. He has agreed to defer compensation until HSTC obtains sufficient financing. The Board of Directors will determine what level of compensation is appropriate to offer Mr. Murphy in the near future.

Mike Field, Interim Chief Financial Officer – Mr. Field currently does not receive compensation for his services as Interim Chief Financial Officer. He has agreed to defer compensation until HSTC obtains sufficient financing. The Board of Directors will determine what level of compensation is appropriate to offer Mr. Field in the near future.

Grants of Plan-Based Awards Table for Fiscal Year 2024

HSTC currently does not participate in any equity award plan. During fiscal 2024, we did not grant any equity awards under any equity award plan.

Option Exercises for Fiscal 2024

During fiscal 2024, none of the named executive officers exercised options.

Nonqualified Deferred Compensation

To date, we currently offer no defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified to any of our employees, including the named executive officers.

Compensation of Directors

We intend to use a combination of cash and equity-based compensation to attract and retain candidates to serve on our board of directors. We intend to compensate directors who are also our employees for their service on our board of directors. Therefore, Mr. Murphy and Mr. Field will receive compensation for their service on our board of directors, which compensation has not yet been determined.

Compensation Committee Interlocks and Insider Participation

We do not currently have a standing Compensation Committee. Our entire board of directors participated in deliberations concerning executive officer compensation.

Compensation Committee Report

The board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the board of directors has recommended that this Compensation Discussion and Analysis be included in this Annual Report on Form 10-K.

Summary Compensation Table

The following table sets forth the total compensation paid to, or accrued by, the Named Executive Officers and other employees earning over $100,000 per year during the fiscal years ended December 31, 202 and 2023. No restricted stock awards, long-term incentive plan payout or other types of compensation, other than the compensation identified in the chart below and its accompanying notes, were paid to these executive officers during those fiscal years.

Named Executive Officer	Year	Annual Compensation Salary ($)	Annual Compensation Bonus ($)	Other Annual Compensation	Compensation Restricted Stock	Long Term Compensation Options	LTIP Payouts	All Other
Ron Howell	2024	-	-	30,000 (1)	-	-	-	-
Ron Howell	2023	-	-	120,000 (1)	-	-	-	-
Jason Murphy	2024	-	-	-	-	-	-	-
Jason Murphy	2023	-	-	-	-	-	-	-
Mike Field	2024	-	-	-	-	-	-	-
Mike Field	2023	-	-	-	-	-	-	-

(1) Pursuant to consulting agreement.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth information regarding the outstanding warrants held by our named officers as of December 31, 2024.

	Option Awards				
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Jason Murphy	-	-	-	-	-
Mike Field	-	-	-	-	-

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows the beneficial ownership of our common stock as of December 31, 2024. The table shows the amount of shares owned by:

Identity of Person or Group	Shares Beneficially Owned	Percent of Shares Beneficially Owned	Class
Mike Field - President, Interim Chief Financial Officer and Board Member	19,791,060	41.43%	Common
Jason Murphy - Vice President, Interim Chief Executive Officer, Interim Secretary and Board Member	19,791,060	41.43%	Common
All Directors and Officers as a Group	39,582,120	82.86%	Common

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

ITEM 13. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Executive Offices

HSTC's executive offices were located at 150 Research Dr., Hampton VA. These offices are leased by The Health Network, Inc. ("THN"), of which Ron Howell is President. THN allowed HSTC to use the office space without a formal sublease or rental agreement. HSTC did not pay The Health Network, Inc. for the use of the office space, use of certain equipment, and various other services.

In April of 2024, HSTC relocated its executive offices to 509 Old Great Neck Road Suite 105 Virginia Beach, VA 23454. The offices are owned by Old Great Neck Road LLC which is managed by Mike Field. Old Great Neck Road LLC has allowed HSTC to utilize the office space without a formal sublease or rental agreement. HSTC has not paid Old Great Neck Road LLC for the use of the office space, use of certain equipment and various other services. HSTC expects to incur expenses in 2025 for use of the office space, use of certain equipment and various other services.

Consulting Agreements

HSTC entered into a consulting agreement with Mr. Howell whereby HSTC agreed to pay Mr. Howell $10,000 per month. The consulting agreement may be terminated at will by HSTC. The consulting agreement was suspended during the pendency of the APA with Orbital from July, 2019 to December, 2019, but resumed in January, 2020 after the APA was terminated. HSTC subsequently agreed to issue restricted stock in lieu of the $60,000 in consulting fees that were suspended by the APA.

Director Independence

HSTC is not listed on any national exchange, or quoted on any inter-dealer quotation service, that imposes independence requirements on any committee of HSTC's directors, such as an audit, nominating or compensation committee..

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following is a summary of the fees paid to Turner, Stone & Company, LLP., HSTC's independent public accounting firms, during the fiscal year ended December 31, 2024 and 2023.

	2024	2023
Audit fees	$ 35,591	$ 10,530
Tax fees	-	-
All other fees	-	-
Total	$ 35,591	$ 10,530

Audit Committee Pre-Approval of Services of Principal Accountants

We do not currently have an audit committee appointed by the Board of Directors and the full Board of Directors did not vote on whether any non-audit services impacted our auditor's independence. We currently do not have any policy for approval of audit and permitted non-audit services by our independent auditor. We plan to appoint an audit committee by our Board of Directors and adopt procedures for approval of audit and non-audit services.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Financial Statements and Schedules.

The following consolidated financial statements of HST Global, Inc. are included herein beginning on page 8:

·Report of Independent Registered Public Accounting Firm

·Consolidated Balance Sheets as of December 31, 2024 and 2023

·Consolidated Statements of Operations for the years ended December 31, 2024, and 2023

·Consolidated Statements of Changes in Stockholders' Interest for the years ended December 31, 2024 and 2023

·Consolidated Statements of Cash Flows for the years ended December 31, 2024 and 2023

·Notes to Consolidated Financial Statements

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
31.1	Certification by the Interim Chief Executive Officer of HST Global, Inc. pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rule 13a-14(a) or Rule 15d-14(a)).
31.2	Certification by the Interim Chief Financial Officer of HST Global, Inc. pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (Rule 13a-14(a) or Rule 15d-14(a)).
32.1	Certification by the Interim Chief Executive Officer of HST Global, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).
32.2	Certification by the Interim Chief Financial Officer of HST Global, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).
101	Interactive Data Files

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HST GLOBAL, INC.
(the registrant)

By: \s\ Michael Fortkort

Michael Fortkort

Interim Chief Executive Officer

Date: October 14, 2025

Exhibit 31.1

CERTIFICATIONS

I, Michael Fortkort certify that:

1.I have reviewed this Report on Form 10-K of HST Global, Inc. (the "Company") for the period ending December 31, 2024;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of HSTC as of, and for, the periods presented in this report;

4.I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for HSTC and have:

(a)designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to HSTC, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)evaluated the effectiveness of HSTC's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)disclosed in this report any change in HSTC's internal control over financial reporting that occurred during HSTC's most recent fiscal quarter (HSTC's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, HSTC's internal control over financial reporting.

5.I have disclosed, based on my most recent evaluation of internal control over financial reporting, to HSTC's auditors and the audit committee of HSTC's Board of Directors (or persons performing the equivalent functions):

(a)all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect HSTC's ability to record, process, summarize and report financial information; and

(b)any fraud, whether or not material, that involves management or other employees who have a significant role in HSTC's internal control over financial reporting.

Dated: October 14, 2025 By: \s\ Michael Fortkort

Michael Fortkort

Interim Chief Executive Officer

Exhibit 31.2

CERTIFICATIONS

I, Mike Field, certify that:

1.I have reviewed this Report on Form 10-K of HST Global, Inc. (the "Company") for the period ending December 31, 2024;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of HSTC as of, and for, the periods presented in this report;

4.I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for HSTC and have:

(a)designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to HSTC, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)evaluated the effectiveness of HSTC's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)disclosed in this report any change in HSTC's internal control over financial reporting that occurred during HSTC's most recent fiscal quarter (HSTC's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, HSTC's internal control over financial reporting.

5.I have disclosed, based on my most recent evaluation of internal control over financial reporting, to HSTC's auditors and the audit committee of HSTC's Board of Directors (or persons performing the equivalent functions):

(a)all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect HSTC's ability to record, process, summarize and report financial information; and

(b)any fraud, whether or not material, that involves management or other employees who have a significant role in HSTC's internal control over financial reporting.

Dated: October 14, 2025

By: \s\ Mike Field

Mike Field

Interim Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Report of HST Global, Inc. (the "Company") on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Fortkort, Interim Chief Executive Officer and Board Member of HSTC, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HSTC.

Dated: October 14, 2025 By: \s\ Michael Fortkort

Michael Fortkort

Interim Chief Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Report of HST Global, Inc. (the "Company") on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mike Field, Interim Chief Financial Officer of HSTC, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HSTC.

Dated: October 14, 2025 By: \s\ Mike Field

Mike Field

Interim Chief Financial Officer